UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 5, 2008

(Date of earliest event reported)

TEAM FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

KANSAS

000-26335

48-1017164

(State or other jurisdiction

(Commission

(I.R.S. Employer

of incorporation)	File Number)	Identification No.)

8 West Peoria, Suite 200, Paola, Kansas, 66071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code:  (913) 294-9667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On August 5, 2008, Team Financial, Inc., as borrower (the “Registrant”) and U.S. Bank N.A. (“U.S. Bank”) entered into an Amendment to the Revolving Credit Agreement and Note effective as of June 30, 2008 (the “Amendment”).  The Amendment provides that the Registrant may borrow up to $4 million under a revolving line of credit from time to time prior to the expiration date of October 15, 2008.  Additionally, the Amendment provides that on July 25, 2008 and thereafter, the unpaid principal balance of the line of credit will bear interest at an annual rate equal to 2% above the prime rate announced by U.S. Bank.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements And Exhibits.

None.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM FINANCIAL, INC.

By:	/s/ Robert J. Weatherbie
Robert J. Weatherbie,
Chairman and Chief Executive Officer

Date: August 11, 2008